UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

Captiva Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22292	77-0104275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Boulevard, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d). Election of Directors

On July 29, 2004, the registrant’s board of directors increased the size of the board to seven directors, and appointed Joe A. Rose as a new independent director effective August 3, 2004 to fill the vacancy created by the expansion of the board. Mr. Rose was also appointed as a member of the compensation committee of the board of directors, replacing Chairman of the Board Pat Edsell on that committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTIVA SOFTWARE CORPORATION

By:	/s/ Rick Russo Rick Russo Chief Financial Officer

Date: August 9, 2004